May 12, 2005


Mr. Robert Ginsburg
Marlton Technologies, Inc.
2828 Charter Road
Philadelphia, PA 19154

Re:  Employment Agreement dated November 20, 2001

Dear Bob:

      Confirming the actions of the Compensation Committee of the Board of Directors of Marlton Technologies, Inc. ("Company"):

      Effective January 1, 2005, your annual base salary was changed to $200,000 based on your commitment to devote not less than 80% of your business time to Marlton, subject to further adjustment, based on an annual rate of $250,000 for 100% of your business time, if and when you devote more or less of your business time to the Company.

      As described in Note 7 of the Item 11 Summary Compensation Table included in the Company's Form 10-K/A for the fiscal year ended December 31, 2004, you have waived (i) your rights to the salary reductions described in Notes 2, 3 and 6 of such Table, and (ii) except as contemplated by Note 4 to such Table, your entitlement pursuant to your Employment Agreement to parity with Scott Tarte and Jeffrey Harrow in salary and bonus for all periods through December 31, 2004.

      The following phrase shall be added to the end of the last sentence of
Section 5(a) of your Employment Agreement: ", subject to proportionate reduction in the event the Employee devotes less than 100% of his business time to the Company."

      The Company shall provide you with reimbursement of life and disability insurance premiums of up to $9,500 per year.

      You have waived the requirement under your Employment Agreement and under the Stockholders' Agreement dated November 20, 2001 that the Company and its Board of Directors use their best efforts to cause you to be elected and re-elected to the Company's Board of Directors, as long as the Company provides you with Board observer rights allowing you to receive notice and all materials for Board meetings as provided to Board members and the right to attend Board meetings without voting rights.

      The provisions of your Employment Agreement relating to the above subject matter are superseded by this amendment; otherwise the Employment Agreement shall remain in full force and effect in accordance with its terms and shall constitute the legal, valid and binding agreement of the Company.


                                       ---------------------------------
                                       Richard Vague
                                       Chairman of Compensation Committee

Agreed this _____ day of May, 2005.


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       Robert B. Ginsburg